===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             COLONY BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                             COLONY BANKCORP, INC.





                                 April 7, 1999



Dear Shareholder:


     You are invited to attend our Annual Meeting of Shareholders to be held on April 27, 1999 in Fitzgerald, Georgia at the time and place shown in the attached notice. As we do at the meeting every year, in addition to considering the matters described in the proxy statement, we will review our 1998 business results and other matters of interest to our shareholders.

     We hope that you will attend the meeting in person, but even if you plan to do so, we encourage you to please vote your shares ahead of time by using the enclosed proxy card. This will ensure that your Colony Bankcorp stock will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting. Please read it carefully.

     We look forward to your participation in the annual meeting process.

                                          Sincerely,



                                          James D. Minix
                                          President and
                                          Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           OF COLONY BANKCORP, INC.



           DATE:         Tuesday, April 27, 1999

           TIME:         6:00 p.m.

           PLACE:        Charles A. Harris Learning Center
                         East Central Technical Institute
                         Perry House Road
                         Fitzgerald, Georgia


           MATTERS TO BE VOTED ON:

           PROPOSAL I:   Election of thirteen directors

           PROPOSAL II:  Proposal to amend our articles of incorporation to increase the number of authorized shares of $1.00 par value common stock of the Company to twenty million shares from five million shares.

           Any other matter that may be properly brought before the meeting.


Only shareholders of record at the close of business on April 7, 1999 may vote at the meeting.

Your vote is important. Please complete, sign, date and return your proxy card promptly in the enclosed envelope.


                                        By Order of the Board of Directors


                                        James D. Minix
                                        President and Chief Executive Officer

Fitzgerald, Georgia
April 7, 1999

                             COLONY BANKCORP, INC.
                              POST OFFICE BOX 989
                            115 SOUTH GRANT STREET
                          FITZGERALD, GEORGIA  31750


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                                APRIL 27, 1999


     This proxy statement is furnished to the shareholders of Colony Bankcorp, Inc. in connection with the solicitation of proxies by its Board of Directors to be voted at the 1999 Annual Meeting of Shareholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Tuesday, April 27, 1999, at Charles A. Harris Learning Center on East Central Technical Institute campus on Perry House Road, Fitzgerald, Georgia, at 6:00 p.m. local time.

     The approximate date on which this proxy statement and the accompanying proxy card are first being sent or given to shareholders is April 7, 1999.

     As used in this proxy statement, the terms Colony Bankcorp, Company, we, our, and us all refer to Colony Bankcorp, Inc. and its subsidiaries.

                                    VOTING

GENERAL

     The securities which can be voted at the Annual Meeting consist of Colony Bankcorp's $1.00 par value common stock ("Colony Bankcorp stock"), with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Colony Bankcorp stock who are entitled to notice of and to vote at the Annual Meeting is April 7, 1999. On the record date, 4,435,026 shares of Colony Bankcorp stock were outstanding and eligible to be voted.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the outstanding shares of Colony Bankcorp stock is necessary to constitute a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against" as well as all abstentions (including votes to withhold authority to vote) will be counted.

     In voting for the proposal to elect thirteen directors (Proposal No. 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. The vote required to approve Proposal No. 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Votes withheld and broker non-votes will not be counted and will have no effect.

     In voting for the proposal to amend our articles of incorporation (Proposal No. 2), you may vote in favor of or against the proposal or may abstain from voting. The vote required to approve Proposal No. 2 is governed by Georgia law and is a majority of the outstanding shares entitled to vote, provided a quorum is present. Abstentions and broker non-votes are considered in determining the number of votes required to obtain a majority of the shares represented and entitled to vote at the Annual Meeting and will have the same legal effect as a vote against such proposal.

     Our directors and executive officers hold 1,670,064 shares of Colony Bankcorp stock, or approximately 37.66 % of all outstanding stock, and we believe that all of those shares will be voted in favor of both proposals.

PROXIES

     All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. In voting by proxy with regard to the other proposal, you may vote for or against the proposal or abstain from voting. You should specify your choices on the proxy card. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED "FOR" THE PROPOSALS LISTED ON
THE PROXY CARD.   If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to our Secretary, Ben B. Mills, Jr., at 115 South Grant Street, Fitzgerald, Georgia 31750, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

     All expenses incurred in connection with the solicitation of proxies will be paid by us. Solicitation may take place by mail, telephone, telegram, or personal contact by our directors, officers and regular employees of the Company without additional compensation.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     Our Board of Directors consists of thirteen members, eleven of whom are non-employee directors. The Company's bylaws provide that the Board of Directors shall consist of not less than three nor more than twenty-five persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders. The Board of Directors has voted that the Board consist of thirteen members for the Company's ensuing fiscal year.

     The Board has nominated the following persons for submission to the shareholders for election for a one-year term expiring at the 2000 annual meeting:

                 Terry Coleman                Ben B. Mills, Jr.
                 L. Morris Downing, Jr.       James D. Minix
                 Terry L. Hester              Ralph D. Roberts, M.D.
                 Milton N. Hopkins, Jr.       W. B. Roberts, Jr.
                 Harold E. Kimball            R. Sidney Ross
                 Marion H. Massee, III        Joe K. Shiver
                 Curtis A. Summerlin

     Each of the nominees is currently a director.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ELECT THE THIRTEEN NOMINEES NAMES ABOVE.

     Each of the nominees has consented to serve if elected. If any nominee should be unavailable to serve for any reason, the Board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or reduce the number of directors.

     Information as of December 31, 1998 about each of the nominees is set forth below. Their ownership of Colony Bankcorp stock is set forth in the table on page seven.

NOMINEES:

     Terry Coleman. Mr. Coleman, age 55, is the Owner of Huddle House in Eastman, Georgia; He serves as a State Representative and a Director of The Bank of Dodge County. Mr. Coleman has been a Director of Colony Bankcorp since May, 1990.

     L. Morris Downing, Jr. Mr. Downing, age 56, is President of Lowell Packing Company. He also serves as a Director of Colony Management Services, Inc. Mr. Downing has been a director of Colony Bankcorp since July, 1994.

     Terry L. Hester. Mr. Hester, age 44, has been Executive Vice President and Chief Financial Officer of the Colony Bankcorp since June, 1994. He also served as Acting President and Chief Executive Officer from June, 1993 to June, 1994 and has served as Treasurer since 1982. He also serves as a Director of Community Bank of Wilcox. Mr. Hester has been a Director of Colony Bankcorp since March, 1990.

     Milton N. Hopkins, Jr. Mr. Hopkins, age 72, is a Farmer and a Businessman. He also serves as Director Emeritus of The Bank of Fitzgerald. Mr. Hopkins has been a Director of Colony Bankcorp since November, 1982.

     Harold E. Kimball. Mr. Kimball, age 65, is Vice President of Dixie Electron, Inc. He also serves as Chairman of the Board of The Bank of Fitzgerald and as Director of Colony Management Services, Inc. Mr. Kimball has been a Director of Colony Bankcorp since November, 1982.

     Marion H. Massee, III. Mr. Massee, age 69, is Chairman of the Board of Massee Builders, Inc. He also serves as Director Emeritus of The Bank of Fitzgerald and as a Director of Colony Management Services, Inc. Mr. Massee has been a Director of Colony Bankcorp since November, 1982 and has served as Chairman of the Board since February, 1990.

     Ben B. Mills, Jr. Mr. Mills, age 66, is an Attorney with Mills & Chasteen. He also serves as a Director of The Bank of Fitzgerald and Ashburn Bank. Mr. Mills has served as a Director of Colony Bankcorp since November, 1982 and as Secretary since June, 1993.

     James D. Minix. Mr. Minix, age 57, has served as President and Chief Executive Officer of the Company since June, 1994. Mr. Minix served as President and Chief Executive Officer of The Bank of Fitzgerald from January, 1993 to June, 1994. He also served as President and Chief Executive Officer of Ashburn Bank from February, 1990 to December 1992. He serves as a Director for The Bank of Fitzgerald, Ashburn Bank, Colony Bank Southeast and Colony Management Services, Inc. Mr. Minix has been a Director of Colony Bankcorp since March, 1994.

     Ralph D. Roberts, M.D. Dr. Roberts, age 74, is a Physician. He is also Director Emeritus of The Bank of Fitzgerald. Dr. Roberts has served as a Director of Colony Bankcorp since November, 1982.

     W. B. Roberts, Jr. Mr. Roberts, age 56, is a Farmer and a Businessman. He also serves as Chairman of the Board of Ashburn Bank. Mr. Roberts has been a Director of Colony Bankcorp since March, 1990.

     R. Sidney Ross. Mr. Ross, age 57, is President of Ross of Georgia, Inc. He also serves as Vice Chairman of the Board of The Bank of Fitzgerald. Mr. Ross has been a Director of Colony Bankcorp since November, 1982 and serves as Vice Chairman of the Board of Directors.

     Joe K. Shiver. Mr. Shiver, age 73, is President of Shiver Tractor Company. He has been a Director of Colony Bankcorp since June, 1994.

     Curtis A. Summerlin. Mr. Summerlin, age 50, is President and Chief Executive Officer of Colony Bank Southeast. He has served as a Director since December, 1996.

EXECUTIVE OFFICERS

James D. Minix, Terry L. Hester and Paul W. Williams are the only executive officers of Colony Bankcorp. Mr. Minix and Mr. Hester were previously reported on as nominees for election as directors.

     Paul W. Williams. Mr. Williams, age 41, has served as President and Chief Executive Officer of Colony Management Services, Inc. since August, 1998. He has also served as Executive Vice President of Colony Bankcorp since September, 1998; Mr. Williams is also a Director of Colony Management Services, Inc. and served as Senior Vice President and Chief Accounting Officer of Community Bankshares, Inc. from 1994-1998.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors conducts regular meetings, generally on a monthly basis and also conducts some of its business through the four committees described below. Our Board of Directors met twelve times during the year, and each director attended at least 75% of the meetings of the full Board and of the committees on which he serves.

     The Executive Committee assists the Board in its duties and reviews and evaluates the Company's strategic plans. Mr. Minix, Mr. Massee, Mr. Ross, Mr. Kimball, Mr. Mills, and Mr. Summerlin were members of this committee during the year. The committee met six times during the year.

     The Compensation Committee determines the salaries and bonuses of the executive officers of the Company, reviews a cash incentive bonus plan and profit sharing compensation plan for employees of the Company and subsidiary banks, and evaluates the Company's various benefit programs. Mr. Minix, Mr. Massee, Mr. Downing, Mr. Coleman, Mr. Kimball, and Mr. Shiver were members of this committee during the year. The committee met ten times during the year.

     The Audit Committee reviews with our independent accountants the scope and results of their audit engagement and management letter, consults with management concerning our accounting methods and the adequacy of our internal controls, and oversees and reviews our internal auditing procedures. Mr. Branch, Mr. Hopkins, Mr. Kimball, Mr. Ralph Roberts, and Mr. Hester were members of this committee during the year. This committee met twelve times during the year.

     The Asset/Liability Committee reviews and evaluates our risk management in liquidity, capital planning and asset mix, and volume controls. Mr. Downing, Mr. Hester, Mr. Shiver, and

Mr. Summerlin were members of this committee during the year. The committee met four times during the year.

DIRECTOR COMPENSATION

     Directors of the Company receive $500 for each monthly meeting of the Board of Directors attended and $400 for meetings not attended.

     Directors of The Bank of Fitzgerald receive $400 for each meeting attended and $300 for each meeting not attended. Directors Emeritus receive $200 for each meeting attended.

     Directors of Ashburn Bank receive $300 for each meeting attended and $50 for each loan and audit committee meeting attended.

     Directors of The Bank of Dodge County receive $200 for each meeting attended and $50 for each loan committee meeting attended.

     Directors of Colony Bank Southeast receive $300 for each meeting attended.

     Directors of Community Bank of Wilcox receive $200 for each meeting attended.

     Directors of Colony Management Services, Inc. receive $250 for each meeting attended.

     Directors of The Bank of Fitzgerald were able to defer all or a portion of director's fees in return for a deferred income agreement. Under the agreement, a Director agrees to serve for either five or ten years without director's fee compensation in exchange for an agreement by the Bank to pay the director deferred income at death, or upon attaining age 65. With the deferred compensation, the Bank has purchased key man insurance on the participating directors which will pay the Bank a death benefit equal in value to the projected cost of the deferred income. Management believes the program will have no net cost to the Bank. The Bank incurred $83,575 in deferred compensation expense during the year, representing (1) payment to six directors who had attained the specified age and (2) a difference between premium paid for the key man insurance and accrual for funding payments under the plan at retirement and (3) the increase in the cash value of the policies. All fees covered by the deferred compensation plan have been deferred and all directors are now receiving directors fees. The Bank of Fitzgerald continues to pay premiums on the insurance policies. All directors are participating in the plan, except new directors elected since 1990.

                                STOCK OWNERSHIP

Principal Shareholders

     This table sets forth information as of February 28, 1999, regarding ownership of Colony Bankcorp by each person we believe owns more than 5% of such stock.

        All share data has been adjusted to give effect to our 2-for-1 stock split effected as a 100% dividend to shareholders of record as of March 31, 1999.

                                                       SHARES      PERCENT
                                                     BENEFICIALLY    OF
NAME AND ADDRESS                                       OWNED        CLASS
----------------                                       -----        -----

Robert Sidney Ross...............................   521,347 (1)     11.76%
Post Office Box 666
Ocilla, Georgia  31774

Curtis A. Summerlin..............................   233,538          5.27%
Post Office Box 309
Broxton, Georgia  31519

------------------------
(1) Includes 447,636 shares owned by Robert Sidney Ross, 68,949 shares owned by Ross of Georgia, Inc. and 4,762 shares owned by a minor child.

Directors and Executive Officers

     The following table sets forth information as of February 28, 1999, regarding the ownership of Colony Bankcorp stock by each Colony Bankcorp director (including nominees for director) and by the executive officers of Colony Bankcorp and its subsidiaries, and by all directors and executive officers as a group.

                                                     SHARES     PERCENT
                                                  BENEFICIALLY     OF
NAME AND ADDRESS                                   OWNED (1)     CLASS
----------------                                   ----------    -----

Terry Coleman....................................    81,987       1.85%
 Director
L. Morris Downing, Jr............................   136,802       3.08%
 Director
Terry L. Hester..................................    79,120 (2)   1.78%
 Director; Executive Officer
Milton N. Hopkins, Jr............................    37,601       0.85%
 Director

                                                           SHARES         PERCENT
                                                        BENEFICIALLY        OF
NAME AND ADDRESS                                          OWNED (1)        CLASS
----------------                                          ---------        -----
Harold E. Kimball................................          80,486          1.81%
 Director
Marion H, Massee, III............................         143,306          3.23%
 Director
Ben B. Mills, Jr.................................         136,912          3.09%
 Director
James D. Minix...................................          77,858 (2)      1.76%
 Director; Executive Officer
Ralph D. Roberts, M.D............................          77,613          1.75%
 Director
W. B. Roberts, Jr................................          15,400          0.35%
 Director
R. Sidney Ross...................................         521,347         11.76%
 Director
Joe K. Shiver....................................          44,094          0.99%
 Director
Curtis A. Summerlin..............................         233,538          5.27%
 Director
Paul W. Williams.................................           4,000          0.09%
 Executive Officer
All directors and executive officers as a group
 (14 persons)....................................       1,670,064         37.66%

_____________

(1) Includes shares owned by spouses and minor children of officers and directors, as well as shares owned by trust or businesses in which officers and directors have a significant interest. The information contained herein shall not be construed as an admission that any such person is, for purposes of
Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any securities not held of record by that person or entity.

(2) Includes shares held by Trustees of Colony Bankcorp, Inc. Profit Sharing and Stock Bonus Plan of which Mr. Hester owns 35,742 shares; Mr. Minix owns 15,146 shares; and Mr. Williams has no allocated shares as of December 31, 1998. Although shares are held by Trustees, all plan participants direct the Trustees in the manner in which they wish their allocated shares to be votes. Unallocated shares, if any, will not be voted pursuant to the plan.

EXECUTIVE COMPENSATION

     The following table sets forth the total annual compensation paid in each of the last three fiscal years to our executive officers who received an annual salary and bonus in excess of $100,000 (collectively, the "Named Executive Officers") in each of our last three fiscal years.



                             SUMMARY COMPENSATION TABLE

                                         Annual Compensation                              (2)              (3)
                           ----------------------------------------------------
Name and                                                           Other Annual        Long-Term         All-Other
Principal Position         Year          Salary        Bonus       Compensation       Compensation     Compensation
------------------         ---           ------        -----       ------------       ------------     ------------
James D. Minix             1998         $121,800      $16,477       $34,547 (1)          $  -            $    -
President and Chief        1997          121,800       12,000        31,796 (1)             -                 -
Executive Officer          1996          121,800       12,000        23,468 (1)             -                 -
of the Company

Terry L. Hester            1998           83,500        5,000        16,109 (1)             -                 -
Vice President and         1997           81,250        5,000        17,023 (1)             -                 -
Chief Financial Officer    1996           78,750        5,000        12,269 (1)             -                 -
of the Company

                Name                         1998           1997         1996
                ----                         ----           ----         ----

(1) Includes dollar value of Group Term Life and company vehicle provided to executive officers as follows:

            James D. Minix                  $ 1,764       $ 1,849      $ 1,961
            Terry L. Hester                     488           451          492

      Includes contribution to the profit sharing plan of Colony Bankcorp, Inc. as follows:

            James D. Minix                  $11,283       $11,748      $11,306
            Terry L. Hester                   7,222         7,573        7,077

      Includes director's fees paid by the Company and its subsidiaries as follows:

            James D. Minix                  $21,500       $18,200      $10,200
            Terry L. Hester                   8,400         9,000        4,700

----------------------------

(2) There were no long-term compensation awards for restricted stock awards or options/SARs or long-term compensation payouts for LTIP payouts or any executive officers.

(3)  There was no additional compensation for any executive officers.

PROFIT SHARING AND STOCK BONUS PLANS

     Each of the subsidiary banks of the Company has adopted a profit sharing and stock bonus plan which provides for the Board of Directors to make a discretionary contribution to the plan out of profits in an amount not to exceed 10% of the total annual compensation of the employees eligible to participate in the plan. Employees are eligible to participate after completion of one year of service. The contribution by the Bank is allocated among the participants according to the ratio of the participant's compensation to the total compensation of all employees. The employee's interest vests over a period of seven years; prior to 1989 an employee's interest in its individual account vested over a period of eleven years. For the year ending December 31, 1998, the Board of Directors of the Company and subsidiary banks voted to contribute in the aggregate $264,222 of the profits of the Company to the Company's profit sharing plans.

OTHER COMPENSATION AND BENEFIT PLANS

     Incentive Cash Plan. Bonuses for our Cash Incentive Plan are tied to a weighting factor, of which one-half of the bonus award is based on the Company's return on equity, along with other weighting factors of loan growth, problem asset reduction, net interest margin, net overhead, past due loan levels and charge-off loan levels with the reward potential within a range of 6.25% to 50% of salary.

TRANSACTIONS WITH THE COMPANY

     Loans. The Company's directors and officers from time to time have borrowed funds from the Company's subsidiaries for various business and personal reasons. Such loans are made in strict compliance with state and Federal statutes and regulations of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance.

     As of December 31, 1998, certain officers, executive officers, directors, and companies in which they are an executive officer or partner or in which they have a 10% or more beneficial interest, were indebted to the bank in the aggregate amount of $6,844,196. Such loans were (1) made in the ordinary course of business; (2) were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with other persons; and (3) did not involve more than normal risk of collectibility or present other unfavorable features.

     The Company and its subsidiaries utilized the services of Mills and Chasteen P.C. during 1998. Mr. Ben B. Mills, Jr. is a director of the Company and a partner in that law firm.

LEGAL PROCEEDINGS

     There are no "material" pending legal proceedings, other than ordinary routine litigation incidental to the business of the Company, to which the Company or any of its subsidiaries is a party or of which any of their property is subject. Material proceedings are defined as claims for damages where the amount involved, exclusive of interest and cost, exceeds ten percent of the current assets of the Company and its subsidiaries on a consolidated basis.

     During the previous five years, no director, person nominated to become a director, or executive officer of the Company was the subject of a legal proceeding that is material to an evaluation of the ability or integrity of any such person.

REPORT ON EXECUTIVE COMPENSATION

           The Colony Bankcorp Compensation Committee makes this report on executive compensation for the fiscal year ended December 31, 1998.

            One of the committee's responsibilities is to determine the compensation of the executive officers of Colony Bankcorp, Inc. and its subsidiaries ("Colony Bankcorp"), including those named in the Summary Compensation Table which appears elsewhere in this proxy statement. The components of executive compensation are salary, bonus awards under the Company's Incentive Cash Plan, contributions by the Company to its Profit Sharing Plan, director fees and the dollar value of our group term life insurance and company vehicles provided to executive officers.

            It is our policy to determine the salary components of executive compensation principally upon the basis of corporate performance, although the elements of corporate performance may vary from year to year. Among the performance factors which we consider are corporate profitability, asset quality, growth and corporate performance relative to industry standards such as problem asset levels, past due loan levels, loan production, net interest rate margin and net overhead. We do not use a formula to calculate the relative weight of these performance factors in establishing base salary, but do give significant subjective weight to the overall value of Colony Bankcorp from year to year.

          We also take into account how the overall level of Colony Bankcorp's executive compensation compares to similar-sized bank holding companies in the Southeastern United States. It was determined that the salary and bonus component of executive compensation was generally within competitive market limits of similar-sized bank holding companies. All other employment benefits of the executive officers were found to be generally within competitive limits.

          In setting the compensation for fiscal year 1998 of James D. Minix, the Company's President and Chief Executive Officer, which included no salary increase and a continuation of the bonus award with the Company's Cash Incentive Plan within a range of 12.50% to

     50.00% of salary, we did not apply an objective formula but did take into account the following factors:

               1. During the fiscal year 1997, Colony Bankcorp continued to increase in value as reflected by an approximate 12.62% increase in stockholder's equity from fiscal year 1996. During that same period, the market value of the Company's common stock increased by approximately 27%.

               2. Colony Bankcorp posted record earnings for fiscal year 1997. Net income for 1997 increased by approximately 23% from 1996.

               3. Colony Bankcorp's total assets increased by approximately 7.50% from fiscal 1996 to fiscal 1997.

          The Board of Directors of the Company did not modify or reject any recommendations we made in 1998 with respect to compensation decisions.

                            COLONY BANKCORP, INC. COMPENSATION COMMITTEE
                            Terry Coleman             Marion H. Massee, III
                            L. Morris Downing, Jr.    James D. Minix
                            Harold E. Kimball         Joe K. Shiver


                                PROPOSAL NO. 2

     The Board of Directors recommends that shareholders approve an amendment to
Article V of our articles of incorporation that would change the number of authorized shares of common stock of the Company to twenty million shares from five million shares.

     The articles of incorporation were recently amended to reduce the par value of the company's common stock from $10.00 per share to $1.00 per share. The par value of the common stock will remain $1.00 per share and the common stock will continue not to carry preemptive rights. If you approve this amendment, the first sentence of Article V of our articles of incorporation will read as follows:

                 The corporation shall have the authority to issue twenty million shares of common stock of $1.00 par value each.

     The purpose of the proposed increase is to provide more shares for general corporate purposes, including stock dividends and splits, raising additional capital, stock issuances under employee stock plans, and possible future acquisitions. The Board of Directors believes that an increase in the total number of shares of authorized Colony Bankcorp stock will help us to meet our future needs, and give us greater flexibility in responding quickly to advantageous business opportunities.

     We regularly explore opportunities for acquisitions of financial institutions and related businesses, including acquisitions made by exchanging Colony Bankcorp stock for the stock of the acquired entity. There are no present plans, understandings or agreements for issuing a material number of additional shares from the currently authorized shares of Colony Bankcorp stock or the additional shares proposed to be authorized.

     The authorization of additional shares of Colony Bankcorp stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present stockholders. However, to the extent that shares subsequently are issued to persons other than the present stockholders and/or in proportions other than the proportion that presently exists, such issuance could have a substantial dilutive effect on present shareholders. Our Board of Directors believes, however, that the proposed amendment to our articles of incorporation will provide several long-term benefits to Colony Bankcorp and its shareholders, including the flexibility to pursue acquisitions in exchange for Colony Bankcorp stock. While we have no specific plans, proposals, understandings or agreements for any such acquisition, the issuance of additional shares of Colony Bankcorp for an acquisition may have a dilutive effect on earnings per share and book value per share, as well as a dilutive effect on the voting power of existing shareholders. We would expect that any such dilutive effect on earnings per share and/or book value per share would be relatively short-term in duration.

     If you approve the proposed amendment to the articles of incorporation, it is contemplated that the articles of amendment would be filed with the Georgia Secretary of State promptly after the shareholders meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO AMEND COLONY BANKCORP'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COLONY BANKCORP STOCK.


PERFORMANCE GRAPH

     The following graph shows the comparison of five-year cumulative total return among (1) Colony Bankcorp, Inc. common stock, (ii) the NASDAQ-Total US Index and (iii) SNL Southeast Banks Index.

                             [GRAPH APPEARS HERE]

                                                                  PERIOD ENDING
                                  --------------------------------------------------------------------------
INDEX                             12/31/93      12/31/94      12/31/95     12/31/96     12/31/97    12/31/98
------------------------------------------------------------------------------------------------------------
Colony Bankcorp, Inc.             $100.00       $104.26       $137.89      $153.95      $197.81     $273.41
NASDAQ - Total US                 $100.00       $ 97.75       $138.26      $170.01      $208.58     $293.21
SNL Southeast Banks Index         $100.00       $100.22       $150.31      $206.33      $312.79     $332.99

* Assumes $100.00 invested on December 31, 1993

                   COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC require our executive officers and directors and persons who beneficially own more than ten percent of any class of our equity securities, as well as certain affiliates of such persons to file initial reports of ownership of any equity securities of Colony Bankcorp and subsequent reports of changes in ownership of such securities with the SEC. Such persons also are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports that we have received and written representations from such reporting persons that no other reports were required, we believe that, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to our directors and executive officers were complied with in a timely manner.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of McNair, McLemore, Middlebrooks & Co., LLP, Macon, Georgia, has served as our independent accountants each year since 1995, and we consider them to be well qualified. Our Board of Directors has selected McNair, McLemore, Middlebrooks & Co., LLP, to serve as our independent accountants for the fiscal year ending December 31, 1999. Representatives of that firm will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will be available to answer your questions at that time.


                          SHAREHOLDER PROPOSALS FOR 2000 MEETING

     Shareholder proposals that are intended to be presented at our 2000 Meeting of Shareholders must be received by us no later than December 7, 1999, in order to be included in our proxy statement and related proxy materials for that meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.


                         OTHER MATTERS WHICH MAY COME BEFORE
                                    THE ANNUAL MEETING

     Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in Colony Bankcorp's best interest.

                                ANNUAL REPORTS

     Upon receipt of a written request, we will furnish, without charge, any owner of common stock of the company a copy of its annual report to the Securities and Exchange Commission on Form 10-K (the "10-K") for the fiscal year ended December 31, 1998, including financial statements and the schedules thereto. Copies of exhibits to the 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such requests should be directed to the Secretary of the Company at the address indicated on the front of the proxy statement.

                             COLONY BANKCORP, INC.
                              POST OFFICE BOX 989
                            115 SOUTH GRANT STREET
                          FITZGERALD, GEORGIA  31750

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement and does hereby appoint Marion H. Massee, III and James D. Minix and each of them, with full powers of substitution, as proxies of the undersigned, to represent the undersigned and to vote all shares of COLONY BANKCORP, INC. common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Colony Bankcorp, Inc. to be held Tuesday, April 27, 1999, at 6:00 p.m. local time, at Charles A. Harris Learning Center on East Central Technical Institute campus on Perry House Road, Fitzgerald Georgia and at any adjournment or postponement thereof; with all the powers (other than the power to revoke the proxy or vote in a manner not authorized by the exceeded form of proxy) which the undersigned would have if personally present at such meeting, to act in their discretion upon any other matter or matters which may properly be brought before the meeting, and to appear and vote all the share of common stock which the undersigned may be entitled to vote.

     PROPOSAL  I:  To elect the thirteen nominees listed below to serve as directors for the following year:

     ______FOR all nominees listed below         ______WITHHOLD AUTHORITY to
     (except as marked to the contrary below).   vote for all nominees listed
                                                 below.

                    Terry Coleman            James D. Minix
                    L. Morris Downing, Jr.   Ralph D. Roberts, M.D.
                    Terry L. Hester          W. B. Roberts, Jr.
                    Milton N. Hopkins, Jr.   R. Sidney Ross
                    Harold E. Kimball        Joe K. Shiver
                    Marion H. Massee, III    Curtis A. Summerlin
                    Ben B. Mills, Jr.

     INSTRUCTIONS: To withhold your vote for any individual nominee, strike a line through the nominee's name in the list above.

     UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED
     FOR ALL NOMINEES LISTED ABOVE.
     ---
     The Board of Directors recommends a vote FOR the election of the above nominees to the Board of Directors.

                          (Continued on Reverse Side)

     PROPOSAL II:  To amend the articles of incorporation of the Company to increase the number of authorized shares of $1.00 par value common stock of the Company to twenty million shares from five million shares:

                   ______FOR        ______AGAINST     ______ABSTAIN

     UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR
                                                                    ---
     APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

     The Board of Directors recommends a vote FOR the amendment to the articles of incorporation of the Company.

     If other matters properly come before the meeting, the persons named herein as proxy shall have the discretionary authority to vote with respect to such matters after considering the recommendations of management.

     Please sign below, date and return promptly in the enclosed, self-addressed stamped envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by an authorized officer.


     DATE: _____________________, 1999


     INDIVIDUALS:                                      ENTITIES:
                                                       (Please Print)



     ________________________________________          ________________________
     Name (Please print)                               By:



     ________________________________________          ________________________
     Signature                                         Signature



     ________________________________________          ________________________
     Name of Joint Tenant or Tenant-In-Common          Position
     if any (Please Print)

     ________________________________________
     Signature of Joint Tenant or
     Tenant-In-Common, if any